[BUNGE LOGO]
                                                                      Exhibit 1


                                                       Contact: Hunter Smith
                                                                Bunge Limited
                                                                1-914-684-3450
                                                                hsmith@bunge.com

Bunge Limited Approves Primary Offering of Common Shares


WHITE PLAINS, NY -- January 18, 2002 -- Bunge Limited (NYSE: BG) announced today that its board of directors has approved a primary offering of common shares. The offering is expected to be completed in February 2002. Bunge also expects that certain selling shareholders will participate in the offering.


A registration statement relating to this offering has not yet been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares in any jurisdiction in which such an offer or sale would be unlawful.


About Bunge Limited

Bunge Limited is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain with primary operations in North and South America and worldwide distribution capabilities. Headquartered in White Plains, New York, Bunge has over 17,000 employees and operations in 17 countries. The Company is the largest processor of soybeans in the Americas and the largest producer and supplier of fertilizers to farmers in South America.


Cautionary Statement Concerning Forward-Looking Statements


This press release contains forward-looking statements, which are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.